EXHIBIT 32.2

STATEMENT OF PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER
OF HAMPSHIRE GROUP, LIMITED.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Hampshire Group, Limited (the “Company”) on Form 10-Q for the period ended September 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Maura M. Langley, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Maura M. Langley
Maura M. Langley
Chief Financial Officer
(Principal Financial and Accounting Officer)
Hampshire Group, Limited
November 8, 2012